                                                                    Exhibit 4.2


                FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of May 18, 2004 (this "First Amendment"), is entered into by and among INTERMAGNETICS GENERAL CORPORATION, a New York corporation (the "Borrower"), certain Domestic Subsidiaries of the Borrower as Guarantors (the "Guarantors" and together with the Borrower, the "Credit Parties"), the Required Lenders identified on the signature pages hereto and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Administrative Agent").

                                   WITNESSETH

         WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of December 17, 2003 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein);

         WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement and consent to the acquisition (the "MRI Devices Acquisition") by the Credit Parties of the capital stock of MRI Devices Corporation (the "Acquired Company"); and

         WHEREAS, the Required Lenders have agreed to the amendments requested by the Borrower and to consent to the MRI Devices Acquisition, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   AMENDMENTS

         1.1 New Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical location:

         "Adjusted Consolidated Leverage Ratio" shall mean, as of the end of any fiscal quarter of the Borrower for the four fiscal quarter period ending on such date with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) (i) Funded Debt of the Borrower and its Subsidiaries on a consolidated basis on the last day of such period minus (ii) the amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries on the last day of such period to (b) Consolidated EBITDA for such period.

         "MRI Devices Acquisition" shall mean the purchase of the outstanding Capital Stock of MRI Devices Corporation by the Borrower or a Subsidiary of the Borrower.

         1.2 Definition of Acquisition. The Credit Agreement is hereby amended by deleting all references to the term "Acquisition" (including the defined term in Section 1.1) and inserting the term "Invivo Acquisition" in substitution thereof.

         1.3 Consolidated EBITDA. The definition of "Consolidated EBITDA" in
Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         "Consolidated EBITDA" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, all as determined in accordance with GAAP and (iv) non-cash charges taken in connection with the Borrower's executive compensation plan. Notwithstanding the foregoing, for purposes of calculating (A) the portion of Consolidated EBITDA attributable to Invivo Research Corporation, Linear Laboratories Corporation and Medical Data Electronics, Inc. (collectively, the "Invivo EBITDA"), such Invivo EBITDA for the first three complete fiscal quarters to occur after the date of the Invivo Acquisition shall be annualized such that for the first complete fiscal quarter to occur after the date of the Acquisition such Invivo EBITDA would be multiplied by four (4), the first two complete fiscal quarters to occur after the date of the Invivo Acquisition, such Invivo EBITDA would be multiplied by two (2) and the first three complete fiscal quarters would be multiplied by one and one-third (1 1/3) and (B) the portion of Consolidated EBITDA attributable to MRI Devices Corporation (the "MRI Devices EBITDA"), such MRI Devices EBITDA for the first three complete fiscal quarters to occur after the date of the MRI Devices Acquisition shall be annualized such that for the first complete fiscal quarter to occur after the date of the MRI Devices Acquisition, such MRI Devices EBITDA would be multiplied by four (4), the first two complete fiscal quarters would be multiplied by two (2) and the first three complete fiscal quarters would be multiplied by one and one-third
(1 1/3).

         1.4 Increase to Aggregate Revolving Committed Amount. Section 2.l(a) of the Credit Agreement is hereby amended by deleting the figure "SEVENTY-FIVE MILLION DOLLARS ($75,000,000)" and inserting, in substitution thereof, the figure "ONE HUNDRED FIVE MILLION DOLLARS ($105,000,000)."

         1.5 Annual Operating Budget and Cash Flow. Section 5.l(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         (c) Annual Operating Budget and Cash Flow. As soon as available, but in any event no later than the earlier of (i) thirty (30) days after the Borrower's board of directors has approved the operating budget for any fiscal year and
(ii) August 15 of such fiscal year, a copy of such detailed annual operating budget or plan including cash flow projections of the Borrower and its Subsidiaries for the next fiscal year prepared on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

         1.6 Adjusted Consolidated Leverage Ratio. Section 5.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         (a) Adjusted Consolidated Leverage Ratio. The Adjusted Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Borrower and its consolidated Subsidiaries shall be less than or equal to 2.50 to 1.0.

         1.7 Consolidated Fixed Charge Coverage Ratio. Section 5.9(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows.

         (b) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Borrower and its consolidated Subsidiaries shall be greater than or equal to 1.50 to 1.0.

         1.8 Schedule of Lenders and Commitments. Schedule 2.1(a) to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex A attached hereto.


                                    SECTION 2

                                     CONSENT

         Notwithstanding any terms to the contrary contained in Sections 5.2(f) or 6.5 of the Credit Agreement, the Required Lenders, for and on behalf of the Lenders under the Credit Agreement, hereby (a) consent to the MRI Devices Acquisition and (b) agree that the MRI Devices Acquisition shall be deemed to be a Permitted Acquisition. This consent shall be effective solely with respect to the specific circumstances of the MRI Devices Acquisition.


                                    SECTION 3

                               CLOSING CONDITIONS

          3.1 Closing Conditions.

         This First Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent, in form and substance reasonably acceptable to the Administrative Agent:

         (a) First Amendment. The Administrative Agent shall have received a copy of this First Amendment duly executed by each of the Credit Parties and the Required Lenders.

         (b) Legal Opinion of Counsel. The Administrative Agent shall have received an opinion of legal counsel for the Credit Parties, dated the as of the date hereof and addressed to the Administrative Agent and the Lenders, which opinion shall provide, among other things, that the execution and delivery of this First Amendment by the Credit Parties and the consummation of the transactions contemplated hereby will not violate any organizational document or material agreement of the Credit Parties, and shall otherwise be in form and substance acceptable to the Administrative Agent and the Lenders.

         (c) Officer's Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the date hereof stating that immediately after giving effect to this First Amendment and all the transactions contemplated to occur on the date hereof, (A) no Default or Event of Default exists, (B) all representations and warranties contained in the First Amendment and in the Credit Agreement and the other Credit Documents are true and correct (except for those which expressly relate to an earlier date, which shall have been true and correct at the time they were made), and (C) the Credit Parties are in compliance with each of the financial covenants set forth in Section 5.9 to the Credit Agreement on a pro forma basis.

         (d) Upfront Fees. The Administrative Agent shall have received a copy of a fee letter, duly executed by the Borrower, the Administrative Agent and the Arranger, concerning the upfront fees to be paid by the Borrower to the Lenders relating to the increase to the Aggregate Revolving Committed Amount.

 3.2 Post-Closing Requirements.

         (a) Joinder Agreement. As soon as possible, and in any event no later than ten (10) Business Days after the closing date of the MRI Devices Acquisition (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received a Joinder Agreement duly executed by the Acquired Company and the Borrower, in accordance with the terms of Section 5.10 of the Credit Agreement.

         (b) Authority Documents. As soon as possible, and in any event no later than ten (10) Business Days after the closing date of the MRI Devices Acquisition (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received a certificate signed by the secretary of the Acquired Company attaching the following authority documents of Acquired Company and certifying that the same are true and complete as of the closing date of the MRI Devices Acquisition: (i) a copy of its articles of incorporation, (ii) a copy of the resolutions of its board of directors, approving and adopting the Joinder Agreement and the other Credit Documents, (iii) a copy of its bylaws, (iv) copies of a certificate of good standing, existence or its equivalent certified as of a recent date by the appropriate Governmental Authority of its state of incorporation and (v) an incumbency certificate.

         (c) Legal Opinion. As soon as possible, and in any event no later than ten (10) Business Days after the closing date of the MRI Devices Acquisition (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received a legal opinion from counsel to the Credit Parties relating to the Acquired Company, in the same form and substance as the opinions given with respect to the original Guarantors and in form and substance reasonably satisfactory to the Administrative Agent.

                                    SECTION 4

                                  MISCELLANEOUS

         4.1 Amended Terms. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this First Amendment. Except as specifically amended or modified hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         4.2 Representations and Warranties of the Credit Parties. Each of the Credit Parties represents and warrants to the Lenders as follows:

         (a) It has taken all necessary action to authorize the execution, delivery and performance of this First Amendment.

         (b) This First Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this First Amendment.

         (d) The representations and warranties of such Person set forth in
Article III of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

         4.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement (as amended by this First Amendment) and the other Credit Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement (as amended by this First Amendment) and the other Credit Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

         4.4 Credit Document. This First Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

         4.5 Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this First Amendment, including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, and any previously incurred fees and expenses which remain outstanding on the date hereof,

         4.6 Entirety. This First Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

         4.7 Counterparts/Telecopy. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of the First Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

         4.8 Governing Law. This First Amendment and the rights and obligations of the parties under this First Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         4.9 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

         4.10 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is reasonably necessary to carry out the intent of this First Amendment.

                            [Signature Pages Follow]

                           INTERMAGNETICS CORPORATION
                      FIRST AMENDMENT TO CREDIT AGREEMENT


         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed under seal and delivered as of the date and year first above written.



BORROWER:                                INTERMAGNETICS GENERAL CORPORATION,
                                         a New York corporation

                                         By:    /s/ Michael K. Burke
                                                --------------------------------
                                         Name:  MICHAEL K. BURKE
                                         Title: TREASURER



GUARANTORS:                              INVIVO CORPORATION,
                                         a Delaware corporation

                                         By:    /s/ Michael K. Burke
                                                --------------------------------
                                         Name:  MICHAEL K. BURKE
                                         Title: TREASURER



                                         IGC-POLYCOLD SYSTEMS INC.,
                                         a Delaware corporation

                                         By:    /s/ Michael K. Burke
                                                --------------------------------
                                         Name:  MICHAEL K. BURKE
                                         Title: TREASURER



                                         IGC-MEDICAL ADVANCES INC.,
                                         a Wisconsin corporation

                                         By:    /s/ Michael K. Burke
                                                --------------------------------
                                         Name:  MICHAEL K. BURKE
                                         Title: TREASURER



                                         SUPERPOWER INC.,
                                         a Delaware corporation

                                         By:    /s/ Michael K. Burke
                                                --------------------------------
                                         Name:  MICHAEL K. BURKE
                                         Title: TREASURER

                           INTERMAGNETICS CORPORATION
                      FIRST AMENDMENT TO CREDIT AGREEMENT

GUARANTORS CONT.:                        INVIVO RESEARCH CORPORATION,
                                         a California corporation,

                                         By:    /s/ Michael K. Burke
                                                --------------------------------
                                         Name:  MICHAEL K. BURKE
                                         Title: TREASURER



                                         MEDICAL DATA ELECTRONICS, INC.,
                                         a Delaware corporation

                                         By:    /s/ Michael K. Burke
                                                --------------------------------
                                         Name:  MICHAEL K. BURKE
                                         Title: TREASURER

                           INTERMAGNETICS CORPORATION
                      FIRST AMENDMENT TO CREDIT AGREEMENT


ADMINISTRATIVE AGENT
AND LENDERS:                             WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Administrative Agent and as a Lender

                                         By:    /s/ Annette Herber
                                                --------------------------------
                                         Name:  ANNETTE HERBER
                                         Title: VICE PRESIDENT

                           INTERMAGNETICS CORPORATION
                      FIRST AMENDMENT TO CREDIT AGREEMENT



                                         COMERICA BANK

                                         By:    /s/ Sara M. Booms
                                                --------------------------------
                                         Name:  SARA M BOOMS
                                         Title: Account Representative

                           INTERMAGNETICS CORPORATION
                      FIRST AMENDMENT TO CREDIT AGREEMENT



                                         JPMORGAN CHASE BANK

                                         By:    /s/ James E. Murphy
                                                --------------------------------
                                         Name:  JAMES E. MURPHY
                                         Title: V. President

                           INTERMAGNETICS CORPORATION
                      FIRST AMENDMENT TO CREDIT AGREEMENT



                                         KEYBANK, NATIONAL ASSOCIATION


                                         By:    /s/ Bryant J. Cassella
                                                --------------------------------
                                         Name:  BRYANT J. CASSELLA
                                         Title: SENIOR VICE PRESIDENT

                 Annex A to First Amendment to Credit Agreement

                                 Schedule 2.1(a)

                             SCHEDULE OF LENDERS AND
                                   COMMITMENTS

                                        Revolving       Revolving          LOC             LOC          Term Loan       Term Loan
                                        Committed       Commitment      Committed       Commitment      Committed       Commitment
Lender                                    Amount        Percentage        Amount        Percentage        Amount        Percentage
-----------------------------------   --------------   -------------   -------------   -------------   -------------   -------------
Wachovia Bank, National Association   $36,750,000.00   35.000000000%   $3,500,000.00   35.000000000%   $8,750,000.00   35.000000000%
-----------------------------------   --------------   -------------   -------------   -------------   -------------   -------------
JP Morgan Chase Bank                  $26,250,000.00   25.000000000%   $2,500,000.00   25.000000000%   $6,250,000.00   25.000000000%
-----------------------------------   --------------   -------------   -------------   -------------   -------------   -------------
Key Bank, N.A.                        $26,250,000.00   25.000000000%   $2,500,000.00   25.000000000%   $6,250,000.00   25.000000000%
-----------------------------------   --------------   -------------   -------------   -------------   -------------   -------------
Comerica Bank                         $15,750,000.00   15.000000000%   $1,500,000.00   15.000000000%   $3,750,000.00   15.000000000%
-----------------------------------   --------------   -------------   -------------   -------------   -------------   -------------
     Total                              $105,000,000            100%     $10,000,000            100%     $25,000,000            100%
-----------------------------------   --------------   -------------   -------------   -------------   -------------   -------------
